Exhibit 23.2

1438 N Hwy 89, Ste 120 Farmington, UT 84025 Ph. (801) 447-9572

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Advantego Corporation

We consent to the use in this Registration Statement on Form S-1 Amendment No. 2 of our report of independent registered public accounting firm dated March 29, 2018 on the balance sheet of Advantego Corporation as of December 31, 2017 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended.

/S/: Pinnacle Accountancy Group of Utah, PLLC

PINNACLE ACCOUNTANCY GROUP OF UTAH, PLLC
(A DBA OF HEATON & COMPANY, PLLC)

November 1, 2018
Farmington, Utah

PRITCHETT, SILER & HARDY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
515 S 400 E, STE 100
Salt Lake City, UT 84111

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Advantego Corporation

We consent to the use in this Registration Statement on Form S-1 Amendment No. 2 of our report of independent registered public accounting firm dated October 16, 2017 on the balance sheet of Advantego Corporation as of December 31, 2016 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period of July 29, 2016 (inception) through December 31, 2016.

/S/: Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

November 1, 2018
Salt Lake City, Utah